Preliminary Information Statement

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

 ☒ Preliminary Information Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
 ☐ Definitive Information Statement

VHGI HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)

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 Fee computed in table below per Exchange Act Rule 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies: _____________

(2) Aggregate number of securities to which transaction applies: _____________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:_____________

(4) Proposed maximum aggregate value of transaction: _____________

(5) Total fee paid: _____________

 Fee paid previously with preliminary materials.

 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INFORMATION STATEMENT

VHGI HOLDINGS, INC.
2017 South County Road 50 West
Sullivan, Indiana 47882

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

The date of this Information is February 27, 2014.

General Information

This Information Statement is furnished by the Board of Directors of VHGI Holdings, Inc., a Delaware corporation (the “Company”), to the holders of record at the close of business on February 24, 2014  (the “Record Date”), of the Company’s outstanding common voting stock, par value $0.001 per share (“Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement informs stockholders of the Company of actions taken and approved by written consent dated February 14, 2014, by the holders of approximately 92.9% of the issued and outstanding voting securities of the Company.  The only items approved by that written consent were the following:

(1) The amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock from two hundred fifty million (250,000,000) to three billion (3,000,000,000), which amendment is substantially in the form attached hereto as Exhibit A (the “Increase in Authorized Common Stock”); and

The foregoing actions are referred to herein collectively as the “Actions.”

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING
WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Under Section 228 of the Delaware General Corporation Law (“DGCL”), any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the approval of the Actions must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.  The stockholders of record as of the Record Date are being furnished copies of this Information Statement, which is being mailed to such stockholders commencing on or about February 24, 2014.

Accordingly, all necessary corporate approvals in connection with the Actions have been obtained.  Pursuant to Rule 14c-2 under the Exchange Act the Actions will not be effective until on or about February 27, 2014, or twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission and mailed to the stockholders.  Therefore, this Information Statement is being sent to you for informational purposes only.

Our mailing address at our principal executive offices is 2017 South County Road 50 West, Sullivan, Indiana 47882. Our telephone number is (812) 268-5459.

DISSENTERS’ RIGHTS OF APPRAISAL.

Stockholders do not have any dissenter or appraisal rights in connection with the Actions.

INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of these Actions other than as discussed herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the time of the stockholder approval of the Actions our only issued and outstanding voting securities were shares of our Common Stock.  There were 236,572,918 shares of our Common Stock issued and outstanding as of the Record Date.  Each share of our Common Stock is entitled to one vote on all matters submitted to the holders of our Common Stock for their approval.  The written consents of the holders of a majority of the outstanding shares of our Common Stock and Series D and Series E were necessary to authorize each of the Actions described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

As of February 28, 2014 the issued and outstanding Voting Shares consisted of:

•	236,572,918 shares of our common stock, and
•	500,000 shares of our Series D convertible preferred stock.

Each share of common stock entitles the holder to one vote.  Each share of the Series D convertible preferred stock is convertible at the option of the holder into shares of our common stock at the ratio of one share of Series D convertible preferred stock for 1,000 shares of our common stock.  Each share of Series D convertible preferred stock entitles the holder to the number of votes equal to the number of shares of common stock into which such share is convertible at any meeting of our stockholders.  The shares of common stock and Series D convertible preferred stock vote together on all matters submitted to a vote of our stockholders.  The following table contains information regarding record ownership of our Voting Shares as of February 12, 2014 held by:

•	persons who own beneficially more than 5% of the outstanding Voting Shares,
•	our directors,
•	named executive officers, and
•	all of our directors and officers as a group within the last 60 days

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from February 24, 2014 upon exercise of options, warrants or convertible securities.  Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised.  Unless otherwise indicated, the address of each of the listed beneficial owners identified is 2017 South County Road 50 West, Sullivan, IN  47882.

	Amount and Nature of Beneficial Ownership
	Common stock		Series D convertible preferred stock
Name	# of Shares	% of Class	# of Shares	% of Class	% of Total Vote

P. Rick Risinger (1)	1,298,125,941	26.4%	500,000	100%	42.9%
Michael E. Fasci, Sr. (2)	487,275	≤1%	0	-	≤1%
All officers and directors as a group (two persons) (1) (2)	1,298,613,216	16.2%	500,000	100%	42.7%
HEB LLC (3)	24,662,729	10.8%	0	-	≤1%
James W. Stuckert (4)	758,125,941	25.0%	0	-	25.0%
Solomon Oden Howell (5)	758,125,941	25.0%	0	-	25.0%

(1) The number of shares of common stock owned by Mr. Risinger includes:

•	40,200,000 shares held of record by Lily Group Holdings Company over which he has voting and dispositive control,
•	500,000,000 shares issuable upon the conversion of 500,000 shares of Series D convertible preferred; and
•	758,125,941 shares issuable upon the conversion of Series E warrants to purchase 2,000 shares of Series E convertible preferred stock at a price of $500.00 per share.

Percentage of total voting control includes the shares of common stock which are presently outstanding and underlying the Series E warrants, together with the votes attributable to the Series D convertible preferred stock.

(2) The number of shares of common stock owned by Mr. Fasci includes:

•	35,275 shares owned by Mr. Fasci,
•	452,000 shares held of record by Process Engineering Services Inc. over which he has voting and dispositive control,
•	250,000 shares underlying a warrant with an exercise price of $0.10 per share; and
•	150,000 shares underlying warrants with exercise prices ranging from $0.15 to $0.50 per share held by Process Engineering Services Inc. over which he has voting and dispositive control.

(3) HEB LLC’s address is 2225 E. Randol Mill Road, Suite 305, Arlington, TX  76011.

(4) The number of shares of common stock owned by Mr. Stuckert includes 758,125,941 shares issuable upon the conversion of Series E warrants to purchase 2,000 shares of Series E convertible preferred stock at a price of $500.00 per share.  Mr. Stuckert’s resides in Louisville, Kentucky.  The number of shares owned by Mr. Stuckert excludes 200,000 shares held by the James Stuckert Revocable Trust, 1,650,000 held by The Diane Stuckert Trust and 300,000 held by the James Stuckert Trust no public filings have been made by Mr. Stuckert to indicate that he has voting or dispositive control over any of these securities.

(5) The number of shares of common stock owned by Mr. Howell includes 758,125,941 shares issuable upon the conversion of Series E warrants to purchase 2,000 shares of Series E convertible preferred stock at a price of $500.00 per share.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation awarded to, earned by or paid to executive officers (or those acting in a similar capacity).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

P. Rick Risinger(a)	2012	0	-	-	-	-	-	-	0
	2013	0	-	-	-	-	-	-	0
	2014	0	-	-	-	-	-	-	0

Michael Fasci (b)	2012	0	-	-	-	-	-	-	0
	2013	0	-	-	-	-	-	-	0
	2014	0	-	-	-	-	-	-	0

(a) P. Rick Risinger is serving as the Company’s Chief Executive Officer and is serving as the Chairman of the Board since September 12, 2012.

(b) Michael Fasci served as the Company’s Chief Financial Officer since September 12, 2012 and officially resigned February 20, 2014. No replacement has been made for this position at this time.

EMPLOYMENT AGREEMENTS

None of our executive officers or employees listed above currently has an employment agreement with the Company or its subsidiaries.

THE APPROVAL OF AN AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

On February 24, 2014, our Board of Directors approved the amendment of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to authorize the increase of the number of authorized shares of our Common Stock from 250,000,000 to 3,000,000,000.  On the Record Date, that amendment was approved by the written consents of holders representing approximately 92.9% of the outstanding shares of our Common Stock and Series D and E Preferred Stock.  No further action of our stockholders is required to approve the amendment of our certificate of incorporation to authorize the increase of the number of authorized shares of our Common Stock to 3,000,000,000.  You are hereby being provided with notice of the approval of such amendment by less than unanimous written consent of our stockholders.  The form of the Certificate of Amendment of the Certificate of Incorporation of VHGI Holdings, Inc. setting forth the amendment is attached to this Information Statement as Exhibit A.

Promptly after the twentieth day after the date this Information Statement has first been sent to stockholders we intend to take all other required actions to complete the amendment of our certificate of incorporation to increase the number of authorized shares of our Common Stock to 3,000,000,000 consistent with the foregoing.

We are currently authorized by our Certificate of Incorporation to issue 250,000,000 shares of Common Stock.  As of the Record Date, there were 236,572,918 shares of our Common Stock issued and outstanding.  As of the Record Date there are a total of 250,000,000 shares of Common Stock issuable upon exercise of outstanding warrants, shares of Common Stock issuable upon the conversion of outstanding promissory notes (together, the “Outstanding Convertible Securities”).

In connection with the ongoing operation of our business we will likely be required to issue shares of our Common Stock, options, awards and warrants in connection with employee benefit and incentive plans and employment arrangements, for financing our future operations, for acquiring other businesses, for forming strategic partnerships and alliances, and for stock dividends and stock splits.  Other than issuances with respect to the Outstanding Convertible Securities and issuances, no specific issuances are currently anticipated; however, to the extent such issuances occur, they will result in dilution to our current stockholders. Accordingly, our Board of Directors believes it is in the Company’s best interests and the best interests of our stockholders to increase the number of authorized shares of our Common Stock to provide a sufficient number of authorized shares to allow for transactions such as those described above and such other purposes as our Board of Directors determines.

The increase in the number of authorized shares of our Common Stock to a level that continues to provide a meaningful number of authorized but unreserved shares will permit our Board of Directors to issue additional shares of our Common Stock without further approval of our stockholders, and our Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.  Our issuance of additional shares of our Common Stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Although from time to time we review various transactions that could result in the issuance of shares of our Common Stock, we have not reviewed any specific transaction to date that we presently anticipate will result in a further issuance of shares of our Common Stock except as described above.

The Company is subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 68% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	Any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Additionally, our Certificate of Incorporation provides that stockholders do not have a right to cumulate votes for the election of directors or for any other purpose. When allowed, cumulative voting may allow a minority stockholder or group of stockholders to elect at least one member of a corporation’s board. As such, the elimination of cumulative voting by our Certificate of Incorporation may have the effect of impeding the efforts of a stockholder or group of stockholders attempting to gain board representation.

Other than the provisions noted above, we do not have in place provisions which may have an anti-takeover effect. The increase in the number of authorized shares of our Common Stock to provide a sufficient number of authorized but unreserved shares to allow for the issuance of shares of our Common Stock under various scenarios may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our certificate of incorporation or bylaws.  The increase in the authorized number of shares of our Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

The issuance of additional shares of our Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock.  It may also adversely affect the market price of our Common Stock.  However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our Common Stock may increase.

The holders of our Common Stock and Preferred Series D and Series E are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

The holders of our Common Stock are entitled to receive dividends when, as, and if declared by our Board of Directors out of funds legally available therefore.  We do not intend to declare and pay dividends in the near future.  In the event of our liquidation, dissolution or winding up, the holders of the shares of our Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our Common Stock.  Holders of shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

AVAILABLE INFORMATION

We are required to file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document which we have filed at the SEC’s public reference room at:

Securities and Exchange Commission
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

Documents filed by us pursuant to the Securities Exchange Act may be reviewed and/or obtained through the Securities and Exchange Commission’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Securities and Exchange Commission’s web site (http://www.sec.gov).

ADDITIONAL INFORMATION

We will furnish without charge to any stockholder, upon written or oral request, any documents filed by us pursuant to the Securities Exchange Act. Requests for such documents should be addressed to us at:

VHGI HOLDINGS, INC.
2017 South County Road 50 West
Sullivan, Indiana 47882
Attention: Chief Exutive Officer

EXHIBIT A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

VHGI Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:  The name of the Corporation is VHGI Holdings, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 4, 1988.

SECOND: That by unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing the proposed amendment be submitted to the stockholders of said Corporation for consideration thereof.

THIRD: This Amendment was approved by the written consent of stockholders in accordance with Section 228 of the DGCL, whereby the stockholders approved the proposal to amend the Certificate of Incorporation, which is set forth in Article Fourth below, to increase the authorized capital stock of the Corporation from 260,000,000 to 3,000,000,000 shares of capital stock, consisting of 3,000,000,000 shares of Common Stock.

FOURTH:  Article 4 of the Corporation’s Certificate of Incorporation, as amended hereby, shall read in its entirety as follows:

FOURTH. The aggregate number of shares of capital stock that the Corporation will have authority to issue is Three Billion (3,000,000,000), of which 3,000,000,000 of Common Stock, having a par value of $0.001 per share.

In addition, the Board of Directors is hereby authorized to establish out of the authorized but unissued shares, additional series of the Preferred Stock and to fix and determine the relative rights and preferences of the shares of any series so established.

FIFTH:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signature on following page

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by P. Rick Risinger, its Chief Executive Officer, this 27th day of February, 2014.

By:	_____________________________
P. Rick Risinger
Chief Executive Officer